EXHIBIT 99.1


CONTACT:
Francis J. Evanitsky, President, CEO and CFO
Juniata Valley Financial Corp.
717-436-8211

FOR IMMEDIATE RELEASE

           JUNIATA VALLEY FINANCIAL CORP. RECEIVES NOTICE OF CONTINUED
                 ELIGIBILITY TO BE QUOTED ON OTC BULLETIN BOARD

MIFFLINTOWN, PA, JULY 13, 2005 ---- Juniata Valley Financial Corp., which is currently quoted on the OTC Bulletin Board under the symbol "JUVFE," has received written notice from NASDAQ that Juniata Valley has evidenced compliance with the filing requirements necessary for continued listing on the OTC Bulletin Board. As a result, the letter "E" will be removed from Juniata Valley's ticker symbol, thereby changing its symbol back to "JUVF".

Juniata Valley Bank is a $400 million bank and trust company, headquartered in Mifflintown, Pennsylvania, with 11 community offices located in Juniata, Mifflin, Perry and Huntingdon Counties. Since 1867, the Bank has served Central Pennsylvania and beyond with a commitment to customer service and customer satisfaction. The Bank offers a broad variety of retail and commercial banking services, including online banking, trust services and the opportunity to obtain investment products and services through Financial Network Investment Corporation.

*This document contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Juniata Valley's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Juniata Valley undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.